Exhibit 10.3
POSTROCK ENERGY CORPORATION
2010 LONG-TERM INCENTIVE PLAN
RESTRICTED SHARE AWARD AGREEMENT

Date of Grant:	[ ], 20___

Number of Restricted Shares:	[ ]
          This Restricted Share Award Agreement (the “Agreement”) dated [                    ], 20___, is made by and between PostRock Energy Corporation, a Delaware corporation (the “Company”), and [                    ] (“Participant”).
RECITALS:
          A. The Company established the 2010 Long-Term Incentive Plan (the “Plan”) under which the Company may grant eligible employees of the Company and its Subsidiaries and non-employee directors of the Company certain equity-based awards.
          B. Participant is an eligible employee of the Company or one of its Subsidiaries or a non-employee director of the Company and the Committee has elected to grant to Participant Restricted Shares under the Plan pursuant to and in accordance with this Agreement.
AGREEMENT:
          In consideration of the mutual premises and covenants contained herein and other good and valuable consideration paid by Participant to the Company, the Company and Participant agree as follows:
          Section 1. Incorporation of Plan.
          All provisions of this Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Plan Committee therein provided. Capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Plan.
          Section 2. Grant of Restricted Shares.
          Subject to the conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Participant that number of Restricted Shares identified above opposite the heading “Number of Restricted Shares.”
          Section 3. Vesting; Restrictions; No Assignment of Rights.
          Subject to any exceptions set forth in this Agreement or in the Plan, the Restricted Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant prior to the respective vesting dates for the number of Restricted Shares identified below (the “Vesting Dates”). Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Restricted Shares or the rights relating thereto prior to the Vesting Dates shall be null and void. On the Vesting Dates, such restrictions on transfer shall lapse and the designated Restricted Shares, if not previously forfeited pursuant to Section 4 below, will become freely transferable under this Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Participant. Subject to any exceptions listed in this Agreement or in the Plan, the Restricted Shares identified below shall become vested in accordance with the schedule set forth below, provided Participant is an employee of the Company or one of its Subsidiaries or a non-employee director of the Company from the Grant Date through the applicable Vesting Date:

Anniversary of Grant Date
(Vesting Dates)	Number of Restricted Shares Vested
First Anniversary	[ ] Shares
Second Anniversary	[ ] Shares
Third Anniversary	[ ] Shares
          Section 4. Forfeiture Prior to Vesting.
          If Participant has a Termination of Affiliation with the Company or any of its Subsidiaries for any reason (including due to death or Disability) before the end of the Period of Restriction for the Restricted Shares, Participant will thereupon immediately forfeit all unvested Restricted Shares, and the full ownership of such Restricted Shares and rights will revert to the Company. Upon such forfeiture, Participant shall have no further rights under this Agreement. For purposes of this Agreement, transfer of employment between the Company and any of its Subsidiaries does not constitute a Termination of Affiliation. Section 5.4(b) of the Plan shall not apply; all unvested Restricted Shares granted under this Agreement will immediately be forfeited upon Participant’s Termination of Affiliation due to death or Disability.
          Section 5. Certificates.
          The Restricted Shares shall be issued in the name of Participant as of the Date of Grant. The certificates representing the Restricted Shares shall bear a legend similar to the following:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND SUBJECT TO CERTAIN CONDITIONS UNDER THE POSTROCK ENERGY CORPORATION 2010 LONG-TERM INCENTIVE PLAN AND THE APPLICABLE RESTRICTED SHARES AWARD AGREEMENT PURSUANT TO WHICH THE SHARES WERE ISSUED. THESE SHARES ARE SUBJECT TO A RISK OF FORFEITURE AND CANNOT BE ASSIGNED, ALIENATED, PLEDGED, ATTACHED, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED EXCEPT IN

ACCORDANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF POSTROCK ENERGY CORPORATION.
          Section 6. Dividends and Voting Rights.
          Participant is entitled to (a) receive all dividends, whether payable in cash or stock, or other distributions, declared on or with respect to any Restricted Shares as of a record date that occurs during the Period of Restriction (and before any forfeiture of the Restricted Shares), payable at the same time as such dividends or distributions are made to the Company’s shareholders, and (b) exercise all voting rights with respect to the Restricted Shares, if the record date for the exercise of such voting rights occurs during the Period of Restriction (and before any forfeiture of the Restricted Shares).
          Section 7. Designation of Beneficiary.
          Participant may designate a person or persons to receive, in the event of Participant’s death, any Shares resulting from the vesting of the Restricted Shares or other property then or thereafter distributable relating to such Shares. Such designation may be made either in the space indicated at the end of this Agreement or in a written instrument delivered to the Company or its delegate and may be revoked only by a written instrument similarly delivered. If Participant fails effectively to designate a beneficiary, the legal representative of the estate of Participant will be deemed to be the beneficiary of Participant with respect to any such Shares or other property.
          Section 8. Tax Withholding.
          To the extent that the grant or vesting of any of the Restricted Shares granted hereunder may obligate the Company to pay withholding taxes on behalf of Participant, the Company shall have the power to withhold, or require Participant to remit to the Company, an amount sufficient to satisfy any such federal, state, local or foreign withholding tax requirements.
          Section 9. No Right to Continued Employment.
          If the Participant is an employee of the Company or one of its Subsidiaries, nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate Participant’s employment at any time, nor confer upon Participant the right to continue in the employ of the Company or one of its Subsidiaries.
          Section 10. Entire Agreement; Amendment.
          This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. All prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is an amendment of this Agreement.

          Section 11. Governing Law.
          This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions.
          Section 12. Section 409A.
          The rights to, and distribution of, the Shares granted hereunder are exempt from the requirements of Section 409A of the Code as restricted property, and this Agreement shall be interpreted and administered in a manner consistent with that intent.
          Section 13. Notice of Section 83(b) Election.
          If Participant desires to make an election under Section 83(b) of the Code relating to the award of the Restricted Shares, Participant shall notify the Company or its delegate in writing of such election within 30 days of the Date of Grant. Participant shall be solely responsible for making such a Section 83(b) election and satisfying all notice and filing requirements under the Code.
          This Agreement has been executed and delivered by the parties hereto effective the day and year first above written.

POSTROCK ENERGY CORPORATION
By:
David C. Lawler
President and Chief Executive Officer

PARTICIPANT
[ ]

Designation of Beneficiary
(Relationship to Participant)

(Name of Beneficiary) (Street Address) (City, State, Zip Code)

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